UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2019

AgeX Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue

Suite 102

Alameda, California 94501

(Address of principal executive offices)

(510) 871-4190

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in AgeX’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that AgeX may make with the Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, AgeX disclaims any intent or obligation to update these forward-looking statements.

References in this Report to “AgeX,” “we” or “us” refer to AgeX Therapeutics, Inc.

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

Effective March 1, 2019, we entered into a compensation agreement with our Chief Financial Officer Russell Skibsted pursuant to which we have agreed to provide him the compensation described in Item 5.02 of this Report, which is incorporated into this Item 1.01 by reference

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

We have entered into a Compensation Agreement with our Chief Financial Officer Russell Skibsted pursuant to which we have agreed to pay Mr. Skibsted a one-time retention payment of $18,465.38, and then $1,500 per week for one day of services per week. Services in excess of one day per week shall be compensated at the rate of $175 per hour. Mr. Skibsted will not participate in our employee retirement, health insurance, vacation, sick leave or other employee benefit plans.

Previously, Mr. Skibsted also served as the Chief Financial Officer of our former parent company BioTime, Inc. and was compensated by BioTime and participated in BioTime employee benefit plans. We did not compensate Mr. Skibsted directly for his services as our Chief Financial Officer but instead reimbursed BioTime for a portion of Mr. Skibsted’s BioTime compensation allocable to services performed for us under our Shared Facilities and Services Agreement with BioTime.

The foregoing description of the terms of Mr. Skibsted’s Compensation Agreement is a summary only and does not purport to be complete. A copy of Mr. Skibsted’s Compensation Agreement will be filed as an exhibit to our Quarterly Report on Form 10-Q for the three months ending March 31, 2019.

Item 8.01 – Other Events

Pursuant to a Warrant Agreement, dated February 28, 2018, AgeX has set 5:00 p.m. New York time on March 18, 2019 as the expiration date of AgeX’s outstanding common stock purchase warrants (“Warrants”). The Warrants entitle Warrant holders to purchase shares of AgeX common stock at a price of $2.50 per share until the expiration date. A total of 2,000,000 Warrants are issued and outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEX THERAPEUTICS, INC.

Date: March 7, 2019	By:	/s/ Russell Skibsted
Chief Financial Officer

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